globalpaymentsinc.com

FOR IMMEDIATE RELEASE
Investor contact:	Media contact:
Winnie Smith 770.829.8478	Emily Edmonds 770.829.8755
investor.relations@globalpay.com	media.relations@globalpay.com

Global Payments Provides Business Update Related to COVID-19
ATLANTA --(BUSINESS WIRE)--APRIL 6, 2020. Global Payments Inc. (NYSE: GPN), a leading worldwide provider of payment technology and software solutions, today provided a business update as the impact of the coronavirus (COVID-19) continues to evolve.
Global Payments is closely monitoring the impact of the COVID-19 outbreak and our top priority is to ensure the health and safety of our team members, customers, partners and the communities in which we live and work. We have taken numerous actions to safeguard our team members, including encouraging work from home, implementing precautionary measures in our offices, temporarily closing facilities, restricting business travel and providing mandatory training to educate all employees about COVID-19.
Global Payments began implementing business continuity plans in impacted areas in early 2020 and has continued to expand these efforts to all regions globally. The company is operating normally, and we do not currently anticipate any significant operational impacts. The company’s first quarter performance in January, February and through the first two weeks of March exceeded our internal expectations, excluding approximately $15 million of adjusted net revenue impact from COVID-19 in our Asia Pacific region. However, starting in mid-March COVID-19 began to impact the company’s results significantly in North America and Europe as governments took actions to encourage social distancing and implement shelter in place directives. The deterioration accelerated toward the end of March as the pandemic spread further and the number of countries and localities adopting restrictive measures meaningfully increased.
As a result, we now expect adjusted net revenue for the first quarter to be up slightly on a combined basis and adjusted earnings per share to grow approximately mid-teens compared to the prior year on a constant currency basis. These results exclude recent adverse foreign currency exchange rate movements, which we currently estimate had up to a 100 basis point impact on adjusted net revenue and adjusted earnings per share for the period. We expect the year-over-year GAAP revenue and GAAP earnings per share trends for the first quarter to be roughly consistent with the fourth quarter of 2019.
As the duration and severity of the outbreak is unknown, we are suspending our financial outlook for the full year 2020. We have already taken and will continue to implement incremental actions to reduce expenses to mitigate the financial impact of COVID-19. We anticipate providing further updates on our first quarter earnings call in May.

Non-GAAP Financial Measures and Estimated Results for First Quarter 2020
In this press release we supplement our estimated revenue and earnings per share for the quarter ended March 31, 2020 with estimated non-GAAP measures, reflecting certain adjustments to assist with evaluating our expectations for performance during the quarter. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Estimated adjusted net revenue and adjusted earnings per share presented in the press release should be considered in addition to, and not as substitutes for, estimated revenue and earnings per share determined in accordance with GAAP. These estimated non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.
The expected GAAP and non-GAAP financial performance included in this press release reflects management’s current estimates. We have provided an estimated range for these metrics, but we have not yet completed the closing procedures for the quarter and our independent registered public accounting firm has not yet reviewed the financial statements for this period or the estimates in this press release. Accordingly, our expected results for this period reflect management’s current estimates and are subject to change pending finalization, and actual results could differ materially as we finalize such results. In particular, as discussed under Note 1-Basis of Presentation and Summary of Significant Accounting Policies in the company’s Annual Report on Form 10-K for the year ended December 31, 2019, the preparation of our financial statements in accordance with GAAP requires management to make estimates and assumptions and to perform quantitative and qualitative assessments over time. The unique circumstances and risk exposures related to the coronavirus (COVID-19) pandemic will require management to make significant judgements during the closing process which could impact the estimates presented in this press release. We are including this information to provide investors with our current estimates of the impact of coronavirus (COVID-19) on our results for the quarter on a timely basis.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading pure play payments technology company delivering innovative software and services to our customers globally. Our technologies, services and employee expertise enable us to provide a broad range of solutions that allow our customers to operate their businesses more efficiently across a variety of channels around the world.
Headquartered in Georgia with over 24,000 employees worldwide, Global Payments is a member of the S&P 500 with worldwide reach spanning over 100 countries throughout North America, Europe,

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Asia Pacific and Latin America. For more information, visit www.globalpaymentsinc.com and follow Global Payments on Twitter (@globalpayments), LinkedIn and Facebook.

Forward-Looking Statements
Certain of the matters discussed in this communication that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Global Payments operates, and beliefs of and assumptions made by Global Payments management, involve risks, uncertainties and assumptions that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Furthermore, as more fully discussed under “Non-GAAP Financial Measures and Estimated Results for Q1 2020” we have not yet completed closing procedures for the first quarter ended March 31, 2020 and our independent registered public accounting firm has not reviewed the financial statements for this period or the estimates in this press release. Accordingly, our expectation of our results for the period reflect management’s current estimates and are subject to change pending finalization, and actual results could differ materially as we finalize such results. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “estimates,” “forecasts,” “projects,” “plans,” “may,” “could,” “should,” “would,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Such forward-looking statements include, but are not limited to, statements about our estimated financial and operating results for the first quarter of 2020 and the impact of coronavirus (COVID-19) on our business. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including, but not limited to, uncertainties around the duration and severity of the impact of the coronavirus (COVID-19) outbreak and the effects of government and other measures seeking to contain its spread, that are difficult to predict.
In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects of global, political, market, health and other conditions, including the impact of the coronavirus (COVID-19); regulatory measures or voluntary actions, including social distancing, shelter-in-place, shutdowns of nonessential businesses and similar measures imposed or undertaken in an effort to combat the spread of the coronavirus (COVID-19); the outcome of any legal proceedings that may be instituted against Global Payments or its or TSYS’ current or former directors; difficulties, delays and higher than anticipated costs related to integrating the businesses of Global Payments and TSYS, including with

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respect to implementing systems to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realize anticipated cost savings and other anticipated benefits of the merger when expected or at all; business disruptions from the merger or integration that will harm Global Payments’ business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the merger, including as it relates to the businesses’ ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability of Global Payments to maintain Visa and Mastercard registration and financial institution sponsorship; the ability of Global Payments to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing following the merger; the business, economic and political conditions in the markets in which Global Payments operates; increased competition in the markets in which Global Payments operates and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness, foreign currency exchange and interest rate risks; the impact of new or changes in current laws, regulations, credit card association rules or other industry standards, including privacy and cybersecurity laws and regulations; and events beyond Global Payments’ control, such as acts of terrorism, and other factors included in the “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2019, and in other documents that the company files with the SEC, which are available at http://www.sec.gov. Any forward-looking statements speak only as of the date of this communication or as of the date they were made, and Global Payments undertakes no obligation to update forward-looking statements, except as required by law.

Non-GAAP Reconciliation

Revenue	YOY Increase/(Decrease)
Combined adjusted net revenue (constant currency)(1)	Up slightly
TSYS adjustment(1)	See footnote
Adjusted net revenue(2)	More than double
Non-GAAP adjustments	Not meaningful
Foreign currency impact	(Up to 100 basis points)
GAAP revenue(3)	Similar to Q4 2019

(1)The comparison of combined adjusted net revenue includes TSYS results for Q1 2019, which are not included in the Global Payments GAAP results.
(2)Non-GAAP revenue includes adjustments for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company.
(3)GAAP revenues were $2.0 billion in Q4 2019, compared to $881 million in Q4 2018.

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Earnings Per Share (EPS)	YOY Increase/(Decrease)
Adjusted EPS	Mid-teens
Non-GAAP adjustments(1)	Similar to Q4 2019
Foreign currency impact	(Up to 100 basis points)
GAAP EPS(2)	Similar to Q4 2019
(1)Non-GAAP adjustments include the amortization of acquired intangibles, integration expenses, employee termination benefits and related costs, share-based compensation expense and certain other items. Total non-GAAP adjustments were $1.28 per share in Q4 2019, compared to $0.86 per share in Q4 2018.
(2)GAAP diluted EPS were $0.34 per share in Q4 2019, compared to $0.47 per share in Q4 2018.

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